Exhibit 99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Steven A. Baffico, President of Eagle Growth and Income Opportunities Fund (the “Registrant”), certify that:

1.	The report on Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	9/5/2018	/s/ Steven A. Baffico
Steven A. Baffico, President
(principal executive officer)

I, Tracy Dotolo, Treasurer and Principal Financial Officer of Eagle Growth and Income Opportunities Fund (the “Registrant”), certify that:

1.	The report on Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	9/5/2018	/s/ Tracy Dotolo
Tracy Dotolo, Treasurer, Principal Financial Officer and Principal Accounting Officer
(principal financial officer)